UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 1, 2015
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On November 13, 2014, Graham Holdings Company (the "Company") announced a plan for the complete legal and structural separation of its wholly owned subsidiary, Cable One, Inc. ("Cable ONE"), from the Company (also referred to herein as the “Spin-Off”). On July 1, 2015, the Company completed the Spin-Off and distributed, on a pro rata basis, all of the shares of Cable ONE common stock to the Company's stockholders of record as of June 15, 2015. Immediately following the completion of the Spin-Off, the Company's stockholders owned 100% of the outstanding shares of common stock of Cable ONE. Following the Spin-Off, Cable ONE operates as an independent publicly-traded company.
Item 8.01 Other Events
The Company and Cable ONE issued a press release on July 1, 2015 announcing that they completed the Spin-Off, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(b) Pro forma financial information
The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2015, and the unaudited pro forma condensed consolidated statements of income of the Company for the three months ended March 31, 2015 and each of the last three fiscal years ended December 31, 2014, are filed as Exhibit 99.2 to this Current Report on Form 8-K.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Graham Holdings Company and Cable One, Inc., dated July 1, 2015
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAHAM HOLDINGS COMPANY
(Registrant)

Date: July 8, 2015	/s/ Nicole Maddrey
Nicole Maddrey Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Graham Holdings Company and Cable One Inc., dated July 1, 2015
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information